As filed with the Securities and Exchange Commission on November 1, 2001
                                                       Registration No. 33-99554
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        Post Effective Amendment No. 1 To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                             11-2408943
   (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
         Incorporation or                          Organization)

                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE ESTEE LAUDER COMPANIES INC.
                        FISCAL 1996 SHARE INCENTIVE PLAN
                            AND EMPLOYMENT AGREEMENTS
                              (Full Title of Plan)

                              Paul E. Konney, Esq.
              Senior Vice President, General Counsel and Secretary
                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            Jeffrey J. Weinberg, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


NY2:\1086686\04\N@HQ04!.DOC\44090.0009

                              EXPLANATORY STATEMENT

         A total of 9,925,000 shares of Class A common stock, par value $0.01 per share, of The Estee Lauder Companies Inc., a Delaware Corporation (the "Company" or "Registrant") (as adjusted for stock splits), were registered in connection with the Company's Fiscal 1996 Share Incentive Plan and Employment Agreements (the "1996 Plan"), which shares were registered on a Registration Statement on Form S-8 filed on November 17, 1995 (Registration No. 33-99554) (the "November 1995 Form S-8"). Of the 9,925,000 shares registered in the November 1995 Form S-8, 387,711 shares were subject to options or stock units that were forfeited or cancelled under the 1996 Plan and were carried forward to the Registrant's Fiscal 1999 Share Incentive Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, No. 89, of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, 387,711 shares of the Registrant's Class A common stock registered on the November 1995 Form S-8 are being carried forward to, and deemed covered by, the registration statement on the separate Form S-8 filed concurrently herewith in connection with the Registrant's Fiscal 1999 Share Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  Pursuant to General Instruction E to Form S-8 , the contents of the November 1995 Form S-8 filed by the Registrant with respect to the securities offered by the 1996 Plan are hereby incorporated by reference herein.


















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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31st day of October, 2001.

                                  THE ESTEE LAUDER COMPANIES INC.



                                  By:      /s/ Richard W. Kunes
                                           ----------------------------
                                           Name:    Richard W. Kunes
                                           Title:   Senior Vice President and
                                                    Chief Financial Officer

















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

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Ronald S. Lauder, Fred H. Langhammer, Paul E. Konney and Richard W. Kunes, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                      Title                              Date
                  ---------                                      -----                              ----
/s/ Fred H. Langhammer                          President, Chief Executive Officer and        October 31, 2001
----------------------------------------        Director
Fred H. Langhammer                              (Principal Executive Officer)

/s/ Leonard A. Lauder                           Chairman of the Board of Directors            October 31, 2001
----------------------------------------
Leonard A. Lauder

/s/ Charlene Barshefsky                                        Director                       October 31, 2001
----------------------------------------
Charlene Barshefsky

/s/ Lynn Forester                                              Director                       October 31, 2001
----------------------------------------
Lynn Forester

/s/ Irvine O. Hockaday, Jr.                                    Director                       October 31, 2001
----------------------------------------
Irvine O. Hockaday, Jr.

/s/ Ronald S. Lauder                                           Director                       October 31, 2001
----------------------------------------
Ronald S. Lauder


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

/s/ William P. Lauder                                          Director                       October 31, 2001
----------------------------------------
William P. Lauder
                                                               Director                       October 31, 2001
/s/ Richard D. Parsons
----------------------------------------
Richard D. Parsons

/s/ Marshall Rose                                              Director                       October 31, 2001
----------------------------------------
Marshall Rose

/s/ Faye Wattleton                                             Director                       October 31, 2001
----------------------------------------
Faye Wattleton

/s/ Richard W. Kunes                            Senior Vice President and Chief               October 31, 2001
----------------------------------------        Financial Officer
Richard W. Kunes                                (Principal Financial and Accounting
                                                Officer)











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